EXHIBIT 99.1

Chemours Announces Strategic Review of Mining Solutions Business

Process intended to maximize growth potential and shareholder value

WILMINGTON, Del., March 22, 2021 – The Chemours Company (NYSE: CC), a global chemistry company with leading positions in Titanium Technologies, Thermal & Specialized Solutions, Advanced Performance Materials and Chemical Solutions, today announced the next step in its growth and repositioning journey. The company initiated a strategic review to assess the potential sale of its Mining Solutions business. The process is intended to drive shareholder value and portfolio focus.

“Optimizing and focusing our portfolio continues to be a top strategic priority for Chemours,” said Mark Vergnano, Chemours President and CEO. “Our overall goal and intent are to position every one of our businesses—including Mining Solutions—to deliver the highest level of profitable growth possible, for the benefit of all our stakeholders.”

Mining Solutions is a part of Chemours Chemical Solutions segment and is one of the largest North American producers of solid sodium cyanide—a key component for the safe, efficient, environmentally friendly and cost-effective extraction of gold and silver from mined ores.

“Recent investments in production capability and infrastructure at the company’s Memphis plant, along with supply chain optimization efforts to reduce costs, will enable Mining Solutions to maximize growth and margin expansion, further increasing the value of this highly successful business,” said Ed Sparks, Chemours Titanium Technologies and Chemical Solutions President. “The Mining Solutions business remains committed to addressing the ever-changing needs of the precious metals mining industry, throughout and following this strategic review.”

Chemours has retained Gordon Dyal & Co. Advisory Group LP to assist in this strategic review process.

About The Chemours Company

The Chemours Company (Chemours or the Company) (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, Advanced Performance Materials, and Chemical Solutions providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration, and air conditioning, transportation, semiconductor and consumer electronics, general industrial, mining and oil and gas.  Our flagship products include prominent brands such as Ti-Pure™, Opteon™, Freon™, Nafion™, Krytox™, Teflon™, and Viton™. In 2019, Chemours was named to Newsweek's list of America's Most Responsible Companies. The company has approximately 6,500 employees and 30 manufacturing sites serving approximately 3,300 customers in approximately 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on Twitter @Chemours or LinkedIn.

EXHIBIT 99.1

Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words "believe," "expect," "will," "anticipate," "plan," "estimate," "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance for our segments individually and our company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, and achieve anticipated synergies or cost savings, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours' control. In addition, the current COVID-19 pandemic has significantly impacted the national and global economy and commodity and financial markets, which has had and we expect will continue to have a negative impact on our financial results. The full extent and impact of the pandemic is unknown and to date has included extreme volatility in financial and commodity markets, a significant slowdown in economic activity, and increased predictions of a global recession. The public and private sector response has led to significant restrictions on travel, temporary business closures, quarantines, stock market volatility, and a general reduction in consumer and commercial activity globally. Matters outside our control have affected our business and operations and may or may continue to limit travel of employees to our business units domestically and internationally, adversely affect the health and welfare of our personnel, significantly reduce the demand for our products, hinder our ability to provide goods and services to customers, cause disruptions in our supply chains, adversely affect our business partners or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2020. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACT:

INVESTORS
Jonathan Lock
VP, Corporate Development and Investor Relations
+1.302.773.2263
investor@chemours.com

NEWS MEDIA
Thomas Sueta
Director, Corporate Communications
+1.302.773.3903
media@chemours.com

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